Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Cabot Corporation and the effectiveness of Cabot Corporation’s internal control over financial reporting each dated November 23, 2016, appearing in the Annual Report on Form 10-K of Cabot Corporation for the year ended September 30, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2017